UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

American Public Education, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 5.07 below, at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of American Public Education, Inc. (the “Company”), upon recommendation of the Board of Directors of the Company (the “Board”), the Company’s shareholders approved (i) an amendment to the American Public Education, Inc. 2017 Omnibus Incentive Plan (the “2017 Plan”) to increase the number of shares available for issuance thereunder by 1,425,000 and to extend the term of the 2017 Plan to May 15, 2030, as well as to clarify limitations on repricing (the “2017 Plan Amendment”) and (ii) an amendment to the American Public Education, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for purchase thereunder by 100,000 and to extend the term of the ESPP to May 15, 2030 (the “ESPP Amendment”, and with the 2017 Plan Amendment, the “Amendments”).

Descriptions of the 2017 Plan and the 2017 Plan Amendment and the ESPP and the ESPP Amendment are set forth on pages 30 through 39 and 40 through 43, respectively, of the definitive Proxy Statement on Schedule 14A for the Annual Meeting that was filed with the Securities and Exchange Commission on April 3, 2020 (the “Proxy Statement”), and such descriptions are incorporated by reference herein. The descriptions of Amendments are qualified in their entirety by reference to the full text of the Amendments, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 15, 2020. As of March 19, 2020, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 14,844,036 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 13,807,742 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals are described in detail in the Proxy Statement. The vote results detailed below represent final results as certified by the inspector of elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Board to hold office for the term expiring at the 2021 Annual Meeting of Stockholders and until each such person’s successor is elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	12,599,216	55,674	373	1,152,479
Barbara G. Fast	12,410,740	238,174	6,349	1,152,479
Jean C. Halle	12,306,753	348,137	373	1,152,479
Barbara L. Kurshan	12,595,134	59,756	373	1,152,479
Timothy J. Landon	12,391,163	263,727	373	1,152,479
William G. Robinson, Jr.	12,544,073	110,817	373	1,152,479
Angela Selden	12,456,042	192,872	6,349	1,152,479

Proposal No. 2 – Approval of the 2017 Plan Amendment.

The Company’s stockholders approved the 2017 Plan Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,898,541	719,467	37,255	1,152,479

Proposal No. 3 – Approval of the ESPP Amendment.

The Company’s stockholders approved the ESPP Amendment. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,609,823	18,705	26,735	1,152,479

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Proposal No. 4 – Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,110,765	507,098	37,400	1,152,479

Proposal No. 5 – Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,102,373	702,948	2,421	0

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
No.	Description

10.1	Amendment Number One to the American Public Education, Inc. 2017 Omnibus Incentive Plan

10.2	Amendment Number Two to the American Public Education, Inc. Employee Stock Purchase Plan, as amended

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

Date: May 18, 2020

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